UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 29, 2010
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2762050 (I.R.S. Employer Identification No.)

2 Vision Drive, Natick, MA (Address of Principal Executive Offices)	01760 (Zip Code)
(508) 907-7800
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
At a special meeting of shareholders held on July 29, 2010, the shareholders of National Dentex Corporation, a Massachusetts corporation (the “Company”), adopted and approved the Agreement and Plan of Merger (the “Merger Agreement”) among GDC Holdings, Inc., a Delaware corporation (“Parent”), Royal Acquisition Corp., a Delaware corporation (“Merger Sub”) and an indirect wholly owned subsidiary of Parent and a direct wholly owned subsidiary of GeoDigm Corporation, a Minnesota corporation (“GeoDigm”), and the Company and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company with the Company being the surviving corporation thereof and a wholly-owned subsidiary of GeoDigm (the “Merger”). Parent is indirectly controlled by Welsh, Carson, Anderson & Stowe XI, L.P. (“Welsh Carson”), a private equity investment fund. The Company’s shareholders cast 5,203,140 votes for and 10,597 votes against the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. There were 1,329 abstentions with respect to the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.
On July 29, 2010, the Company also consummated the Merger. As a result of the Merger, each issued and outstanding share of common stock of the Company, other than shares owned by the Company, any subsidiary of the Company, Parent or Merger Sub, was cancelled and extinguished and automatically converted into the right to receive $17.00 in cash, without interest and less any applicable withholding taxes. The total amount of the consideration payable in connection with the Merger is approximately $104 million in cash. The funds used by Parent to consummate the Merger are from equity and debt financing from existing investors in GeoDigm’s ultimate parent company, including Welsh Carson and third party senior secured debt financing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Following completion of the Merger, the Company notified the Nasdaq Global Market (“Nasdaq”) and requested that Nasdaq: (i) withdraw the Company’s common stock from listing on Nasdaq prior to the opening of trading on July 30, 2010; and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Company’s common stock is no longer listed on Nasdaq. As a result, the Company’s common stock will no longer be listed on Nasdaq. The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item. 3.03	Material Modifications to Rights of Security Holders
In connection with the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $17.00 per share in cash, without interest and less applicable withholding taxes.

Item 5.01	Changes in Control of Registrant
The information in Item 2.01 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
The information in Item 2.01 is incorporated herein by reference.

Item 8.01	Other Events
On July 29, 2010, pursuant to the terms of the Merger Agreement, the parties thereto consummated the Merger.
On July 29, 2010, the Company issued a press release announcing that the parties to the Merger Agreement consummated the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release, dated July 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)
July 29, 2010	By:	/s/ David L. Brown
David L. Brown
Chief Executive Officer

Exhibit List

99.1	Press Release, dated July 29, 2010.